UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2009
Cardica, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51772	94-3287832
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

900 Saginaw Drive, Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On May 21, 2009, Cardica, Inc. (the “Company”) announced an initiative to reduce the Company’s costs by eliminating approximately 15 positions, reducing the Company’s total workforce by approximately 26%. The Company expects to complete the reduction in force during May 2009. The majority of the positions eliminated are in operations and manufacturing.
     The decision to restructure was based on the need to reduce the Company’s cash usage in light of the Company’s available cash. The Company anticipates that the cost savings from the workforce reduction initiative will be approximately $2 million annually.
     The Company estimates that the total cash expenses to be incurred in connection with this reduction in workforce will be approximately $325,000, of which approximately $310,000 is expected to be comprised of severance payments and the balance is expected to be comprised of payments for outplacement services. This represents the total estimated restructuring charge the Company anticipates in connection with this restructuring plan. The restructuring charge is associated with one-time termination benefits. Most of these expenses are expected to be incurred in the fourth fiscal quarter of 2009. The restructuring charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.
     This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the timing of completion of the Company’s restructuring plan, the expected costs and related charges of the Company’s restructuring plan and the Company’s goals for financing and commercial partnership. Words such as “expects,” “anticipates,” “will,” “may,” “goal,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the Company’s ability to implement the restructuring plan to the extent currently anticipated, the Company’s ability to obtain outside financing or enter into other strategic relationships, the impact of the workforce reduction on the Company’s business, unanticipated charges not currently contemplated that may occur as a result of the restructuring plan, the Company’s ability to execute on its strategy and general business and economic conditions. Certain of these risk factors, as well as other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, and other filings with the Securities and Exchange Commission. The Company expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The Company reported today that it received a letter, dated May 19, 2009, from the Listing Qualifications Department of The NASDAQ Stock Market notifying the Company that it does not comply with the $10.0 million minimum stockholders’ equity requirement for continued listing on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(1)(A). NASDAQ’s determination was based on a review of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009. At that time, the Company’s stockholders’ equity was reported at $9.4 million. As previously disclosed, the Company has engaged Allen & Company LLC to help it evaluate strategic alternatives. These alternatives may include partnering or other arrangements with larger medical device companies to more fully commercialize the Company’s currently marketed products and facilitate further development and potentially commercialize the Company’s endoscopic microcutter, the sale of the company or some or all of its assets or other transactions.
     As provided in the NASDAQ rules, the Company has the opportunity to submit to NASDAQ a specific plan and timeline to achieve and sustain compliance. The Company intends to submit in a timely manner to the NASDAQ Staff a plan to continue listing on The NASDAQ Global Market. There is no assurance that NASDAQ will accept the Company’s plan to satisfy the stockholders’ equity requirement.
     If, after the completion of its review, NASDAQ determines that the Company has not presented a plan that adequately addresses the stockholders’ equity issue, NASDAQ will provide written notice that the Company’s securities will be subject to delisting from The NASDAQ Global Market. In that event, the Company may either apply for listing on The NASDAQ Capital Market, provided it meets the continued listing requirements of that market, or appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, the Company’s securities would remain listed on The NASDAQ Global Market pending a decision by the Panel following the hearing.
     The Company issued a press release on May 22, 2009 disclosing its receipt of the NASDAQ letter. A copy of the press release is attached hereto as Exhibit 99.1.
5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 20, 2009 the Board of Directors of the Company approved terminating the employment of Douglas T. Ellison, Vice President Worldwide Sales and Marketing, effective May 21, 2009 (the “Termination Date”), in connection with the restructuring described in Item 2.05 hereof. The termination was unrelated to performance, and did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     In connection with his termination, and subject to his execution of a general release of claims, Mr. Ellison will receive the following severance benefits:
•	Cash severance of $183,650, which is equal to six months of Mr. Ellison’s (x) base salary and (y) average variable incentive compensation in each case as of immediately prior to his termination, subject to applicable withholdings; and

•	Company-paid COBRA premiums for up to six months.
     The Board of Directors also approved entering into a consulting arrangement with Mr. Ellison pursuant to which Mr. Ellison would serve as a consultant to the Company on an as-needed basis from the Termination Date through October 11, 2009. Mr. Ellison’s compensation for these consulting services shall be the continued vesting during the consulting period of his currently outstanding stock options, restricted stock awards and restricted stock units.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description
99.1	Press release, dated May 22, 2009, entitled “Cardica, Inc. Receives NASDAQ Notification.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: May 22, 2009	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 22, 2009, entitled “Cardica, Inc. Receives NASDAQ Notification.”